Exhibit 10.36
*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
January 20, 2011
Maria Carell
CEO
Q-MED AB (publ)
Seminariegatan 21
SE-752 28 Uppsala, Sweden
Re: Expansion of Field to include Facial Augmentation
Dear Ms. Carell:
As you know, Medicis Pharmaceutical Corporation (“Medicis”) and Q-Med AB (“Q-Med”) are parties to the Supply Agreement dated March 7, 2003 (the “Supply Agreement”) and HA North American Sales AB (“HANA”) and Q-Med are parties to the Amended and Restated Intellectual Property License Agreement dated March 6, 2003 (“License Agreement”). All capitalized terms not otherwise defined in this letter agreement shall have the meaning set forth in the License Agreement or the Supply Agreement as applicable.
Medicis is a Permitted Transferee under the License Agreement, and pursuant to Section 11(a) of the License Agreement, HANA has exclusively sublicensed to Medicis the Licensed Rights in the Field in the Territory pursuant to an Intellectual Property Sublicense Agreement between HANA and Medicis (the “Sublicense Agreement”). Under the terms of the Sublicense Agreement, Medicis has agreed to comply with the terms and conditions of the License Agreement to the same extent as if Medicis was originally the licensee under the License Agreement.
Medicis desires to expand the license to the Licensed Rights in the Territory to include facial augmentation, and Q-Med agrees to grant and hereby grants such expanded rights to Medicis, in accordance with the following terms and conditions:
     1. Q-Med agrees that the definition of “Field” in the Supply Agreement is replaced in its entirety by the following:
““Field” shall mean any one or more of the following: dermatologic aesthetic enhancement, facial augmentation and the aesthetic enhancement of the lips.”
     2. Q-Med hereby grants Medicis rights for facial augmentation that are otherwise consistent with the rights previously granted to HANA under the License Agreement as if the Field in the License Agreement and Sublicense Agreement were expanded to include facial augmentation.
7720 N. Dobson Road, Scottsdale, AZ 85256
602-808-8800 Fax: 602-808-0822
www.medicis.com NYSE Symbol: MRX

Letter to Ms. Carell

     3. In consideration for Q-Med agreeing to expand the definition of “Field” as described in paragraph 1 above, Medicis agrees to pay Q-Med ***.
     4. Q-Med agrees that the rights granted to Medicis under this letter agreement may be assigned to HANA (or any Permitted Transferee to which the License Agreement is assigned) at any time without the written consent of Q-Med as long as HANA (or such Permitted Transferee) is a party to the License Agreement at the time of such assignment. In the event such an assignment occurs, the definition of “Field” in the License Agreement automatically shall be (a) deemed to include facial augmentation and (b) replaced by the definition set forth in paragraph 1 of this letter agreement.
Except to the extent modified in this letter agreement, the Supply Agreement and the License Agreement shall remain unchanged. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument.
Medicis agrees to the terms of this letter agreement by its signature below, and HANA approves of this letter agreement by its signature below. If Q-Med also agrees to the terms of this letter agreement, please indicate so by signing and then return a copy of the letter to Medicis with your signature.

Sincerely yours, Medicis Pharmaceutical Corporation
By:	/s/ Richard D. Peterson
Richard D. Peterson
Executive Vice President, CFO

Approved by HANA as of the date set forth above: HA North American Sales AB
By:	/s/ Mark A. Prygocki, Sr.
Mark A. Prygocki, Sr.

Agreed to this 27 day of January, 2011: Q-MED AB
By:	/s/ Maria Carell
Maria Carell, CEO